EXHIBIT 10.21

THIS AGREEMENT IS DATED 31 JULY 2006

BETWEEN

(1)	Alliance Boots plc whose registered office is at Sedley Place, 4th Floor, 361 Oxford Street, London, W1C 2JL;

(2)	Alliance UniChem Plc whose registered office is at 2 The Heights, Brooklands, Weybridge, Surrey, KT13 0NY; and

(3)	ORNELLA BARRA of 2 The Heights, Brooklands, Weybridge, Surrey, KT13 0NY (“The Executive”).

WHEREAS

(A)	The Executive is employed by Alliance UniChem Plc under the terms of a Service Agreement dated 10 December 2002 (“the Service Agreement”).

(B)	On 31 July 2006 the merger of Boots Group PLC and Alliance UniChem Plc was completed and Boots Group PLC changed its name to Alliance Boots plc.

IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS

1.	On 31 July 2006 the Executive’s Service Agreement with Alliance UniChem Plc terminated by mutual consent.

2.	With immediate effect thereafter a New Service Agreement commenced between the Executive and Alliance Boots plc (“the New Service Agreement”). The New Service Agreement was agreed to be on identical terms to the Service Agreement save for the removal of the restriction under clause 17.1.1 in relation to Boots. The Executive’s continuity of employment is preserved and all references to Alliance UniChem Plc contained in the Service Agreement shall be construed as references to Alliance Boots plc in the New Service Agreement.

IN WITNESS WHEREOF THIS AGREEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE PARTIES.

/s/ Marco Pagni
For Alliance Boots plc

/s/ Marco Pagni
For Alliance UniChem Plc

/s/ Ornella Barra
ORNELLA BARRA